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                                PROMISSORY NOTE


$500,000                                                        December 1, 1994


FOR VALUE RECEIVED, the undersigned (hereinafter called "Maker") promises to pay to the order of Bernard Abrams (hereinafter called "Lender") at his office at 3200 Bristol, Costa Mesa, California or at such other place as the holder hereof, (including the Lender, hereinafter referred to as "Holder") may designate in lawful money of the United States, the principal sum of Five HUNDRED THOUSAND ($500,000) DOLLARS, together with interest on the unpaid balance of this note, beginning as of the date hereof, at ten (10%) percent per annum which interest on the unpaid balance shall be computed and payable monthly in arrears on the basis of a Three Hundred Sixty (360) day year for the actual number of days elapsed, together with all taxes levied or assessed on this note or the debt evidenced hereby against the Holder, and together with all costs, expenses and attorneys' fees incurred in any action to collect this note.

          Interest only shall be payable in monthly installments of $4,166.67 each commencing on January, 1, 1995 and continuing on the first day of each and every month thereafter through and including June, 1, 1996. Thereafter, equal monthly payments of principal and interest in the amount of $14,158.41 each shall be due and payable on the first day of each and every month during the remainder of the term of the loan evidenced by this note commencing on July 1, 1996. Each such payment of principal and interest has been calculated to be an amount sufficient to provide for the full amortization of the outstanding principal balance on the date hereof at the interest rate of ten (10%) percent per annum in level monthly payments of principal and interest as if this note were payable over a three and one-half (3-1/2) year-amortization schedule. Notwithstanding anything herein to the contrary, however, the entire indebtedness evidenced by this note, including, but not limited to, all outstanding principal and accrued and unpaid interest shall be due and payable on December 1, 1999.

          Maker agrees that (i) if any installment of principal or interest payable hereunder, or any other sum due under this note, shall not be paid within ten (10) days of when such installment or sum is due and payable, or if Maker shall be in default in the performance of any other obligation under this note of Maker to Holder; or (ii) if Maker hereunder shall suffer or permit the filing by or against it of any petition for adjudication, arrangement, reorganization or the like under any bankruptcy or insolvency law, make an assignment for the benefit of creditors or suffer or permit the appointment of a receiver for any part of its property (each of the events and circumstances in (i) and (ii) being events of default), then, upon the happening of any of such event, the entire indebtedness with accrued interest thereon due under this note and all other expenses, including, but not limited
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to, reasonable attorneys' fees incurred by the Holder in collecting or enforcing payment hereof, shall accelerate and become immediately due and payable at the option of the Holder without notice and without regard to the scheduled maturity date set forth herein and Holder may proceed to exercise any rights or remedies that Holder may have by law or under this note. Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Maker agrees that the interest rate shall increase by five (5%) percent per annum above the rate of interest otherwise payable under this note from and after the date an event of default occurs or after maturity, by acceleration or otherwise, or judgment.

          Maker may prepay any amounts on any regularly-scheduled payment date on account of principal without the imposition of any penalty.

          Unless applicable law provides otherwise, all payments and prepayments received by the Holder under the note shall, at the option of the Holder, be applied by the Holder in the following order:

          (a) to the then outstanding late charges imposed against the Maker under this note;
          (b)  to any unpaid and accrued interest; and then
          (c) to the outstanding principal indebtedness of the Maker in favor of the Holder.

          Any and all prepayments of principal shall be credited to the unpaid principal of this note in the inverse order of maturity, and shall not affect the obligation to pay the regular installments required hereunder until the entire indebtedness has been paid.

          Notwithstanding any applicable grace period, if any amount due hereunder is not paid within ten (10) days of the date it is due, a late charge equal to five (5%) percent of such amount shall be assessed against Maker for the purpose of defraying the expenses incident to handling each such delinquent payment.

          Notwithstanding any provisions of this note, the maximum rate of interest to be paid hereunder shall not exceed the highest or the maximum rate of interest permissible to be charged by the Holder under applicable laws. Any amount paid in excess of such rate shall be considered to have been payments in reduction of principal.

          Failure by the Holder to insist upon the strict performance by Maker of any terms and provisions herein shall not be deemed to be a waiver of any terms and provisions herein, and the Holder shall retain the right thereafter to insist upon strict performance by the Maker of any and all terms and provisions of this note or any document securing the repayment of this note.

          MAKER HEREBY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY
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SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY
WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS NOTE IS A PART AND/OR THE ENFORCEMENT OF ANY OF HOLDER'S RIGHTS AND REMEDIES, INCLUDING WITHOUT LIMITATION, TORT CLAIMS. THE MAKER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

          This note and the provisions hereof shall inure to the benefit of the Holder, his legal representatives, successors and assigns and shall be binding upon the undersigned and its legal representatives, successors and assigns. As used herein, plural or singular include each other and pronouns of any gender are to be construed as masculine, feminine or neuter, as the context requires.

                    Dated this first day of December 1994.



                                         THREE D DEPARTMENTS, INC.



                                         By

                                         Its:   President
                                                 Donald L. Abrams